Securities And Exchange Commission
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

                          Date of Report: June 24, 2002

                            Wizbang Technologies Inc.
             (Exact name of registrant as specified in its charter)

     Washington                       333-61610                 91206105
(State or other jurisdiction of    (Commission file         (I.R.S. Employer
incorporation or organization)         number)            Identification  No.)

                        Suite 679, 185 - 911 Yates Street
                   Victoria, British Columbia V8V 4Y9, CANADA
                                 (250) 519-0553
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)





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                                Table Of Contents



Item  2.  Acquisition  or  Disposition  of  Assets                   .1

Signatures                                                           .1





ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

On June 10, 2002 Wizbang Technologies Inc. amended its license agreement with Reach Technologies Inc. to include an exclusive worldwide license to sell Data recorders in the 41 to 160 Megabits per second range. Under the terms of the agreement Wizbang Technologies Inc. agreed to pay $30,000 in the form of a note payable, due June 30, 2004, to amend the License agreement to include a worldwide exclusive license for the sale of Data recorders in the 41 to 160 Megabits per second range. All other terms in the Licensing Agreement remain the same.






Signatures

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Wizbang  Technologies  Inc.

     Date:  06/24/01

/s/  Mike  Frankenberger
-------------------------
Mike  Frankenberger,  President  &  Director